Exhibit 21

Subsidiaries of the Registrant

The following are subsidiaries of the Registrant as of December 31, 2009 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

Subsidiary	State or Country of Organization
Subsidiary of the Registrant:
CDI Corporation (a)	Pennsylvania
Subsidiaries of CDI Corporation:
CDI AndersElite Limited	United Kingdom
CDI Business Solutions GmbH	Germany
CDI Caribe Operations LLC	Puerto Rico
CDI Marine Company (b)	Florida
C.D.I. Professional Services Group, S. de R.L. de C.V. (c)	Mexico
CDI Professional Services, Ltd.	Canada
CDI-TK, LLC	Delaware
CTQ Engineering, LLC*	Delaware
Management Recruiters International, Inc. (d)	Delaware
Maplehill Corporation	Delaware
The M & T Company (b)	Pennsylvania
Subsidiaries of CDI AndersElite Limited:
CDI AndersElite Australia Pty Limited	Australia
CDI AndersElite New Zealand Limited	New Zealand
CDI Contractor Services Limited	United Kingdom
CDI Gulf International for Petroleum Services, KSC*	Kuwait
Subsidiaries of Management Recruiters International, Inc.:
Brownshill LLC	Delaware
Franchise Services of Ohio, Inc.	Delaware
MRI Contract Staffing, Inc.	Ohio
Subsidiaries of Brownshill LLC:
Brownshill Holdings Limited	United Kingdom
Browns Canyon Corporation	Delaware
Subsidiary of Brownshill Holdings Limited:
MRIWW Franchise Services Ltd.	United Kingdom
Subsidiary of Maplehill Corporation:
Asset Computer Personnel Corporation	Canada
Subsidiary of C.D.I. Professional Services Group, S. de R.L. de C.V.
CDI—Pycopsa Ingeniería Y Construcción, S. de R.L. de C.V.*	Mexico
Subsidiary of MRI Contract Staffing, Inc.:
Access Point LLC	Delaware

*	Not a wholly-owned subsidiary.
(a)	CDI Corporation also conducts its business using the trade names of CDI Business Solutions, CDI Engineering Solutions, CDI-Aerospace, CDI-Government Services, CDI-IT Solutions, CDI-IT Services, CDI-Talent Management, CDI-Life Sciences, and CDI-Process & Industrial.
(b)	CDI Marine Company and The M & T Company also conduct their business using the trade names of CDI Government Services, CDI Business Solutions and CDI Engineering Solutions.
(c)	C.D.I. Professional Services Group, S. de R.L. de C.V. also conducts its business using the trade name of CDI.
(d)	Management Recruiters International, Inc. also conducts its business using (or grants to franchisees the right to use) the trade names of MRI, MRINetwork, MRI Worldwide, Sales Consultants, Office Mates 5 and CompuSearch.